Exhibit 5.1

                     OPINION OF SIMPSON THACHER & BARTLETT

                    [SIMPSON THACHER & BARTLETT LETTERHEAD]

                                                        March 15, 2002

Hovnanian Enterprises, Inc.
10 Highway 35
P.O. Box 500
Red Bank, New Jersey  07701

Ladies and Gentlemen:

         We have acted as counsel to Hovnanian Enterprises, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the sale by The Forecast Group(R), L.P. of an aggregate of 2,208,738 shares of the Company's Class A common stock, par value $.01 per share (collectively, the "Shares"), in connection with (1) the Asset Purchase Agreement, dated as of January 4, 2002, by and among The Forecast Group(R), L.P., a California limited partnership ("Forecast"), James P. Previti, an individual ("Previti"), and the Company and
(2) the Securities Purchase Agreement, dated as of January 4, 2002, by and among Forecast Homes, Inc., a California corporation, Forecast PP2, LLC, a Delaware limited liability company, Previti and the Company, pursuant to which the Company acquired the California homebuilding operations of Forecast.

         We have examined the Registration Statement and a form of the share certificate, which has been filed with the Commission as an exhibit to the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Company.

         In such examination, we have assumed the genuiness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.

         Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that the Shares have been duly authorized and are validly issued, fully paid and nonassessable.

         We are members of the Bar of the State of New York and we do not express any opinion herein concerning any law other than the law of the State of New York and the Delaware General Corporation Law.

         We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus included in the Registration Statement.

                                             Very truly yours,

                                             /s/ Simpson Thacher & Bartlett

                                             SIMPSON THACHER & BARTLETT